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                                                                    EXHIBIT 23.2
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                          Consent of Independent Auditors
                          -------------------------------





The Board of Directors
Fair, Isaac and Company, Incorporated:

We consent to incorporation by reference in this registration statement on Form S-8 of Fair, Isaac and Company, Incorporated of our report dated
October 25, 1995, relating to the consolidated balance sheets of Fair, Isaac and Company, Incorporated and subsidiaries as of September 30, 1995 and 1994, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1995, and the related financial statement schedule, which report appears in the September 30, 1995, annual report on Form 10-K of Fair, Isaac and Company, Incorporated.



                                        /s/KPMG Peat Marwick LLP


San Francisco, California
March 29, 1996